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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Home Mortgage Holdings, Inc. pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 23, 2001 (May 21, 2001 as to Notes 21, 22 and 23) appearing in the Prospectus, which is part of the incorporated Registration Statement on Form S-1 (333-60050) incorporated herein, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche, LLP

Parsippany, New Jersey
June 28, 2001